Exhibit 10.41

FOURTH AMENDMENT TO

BJ SERVICES COMPANY

1999 EMPLOYEE STOCK PURCHASE PLAN

WHEREAS, BJ SERVICES COMPANY (the “Company”) has heretofore adopted the BJ SERVICES COMPANY 1999 EMPLOYEE STOCK PURCHASE PLAN (the “Plan”); and

WHEREAS, the Company desires to amend the Plan in certain respects;

NOW, THEREFORE, the Plan shall be amended as follows:

I.	Effective as of December 4, 2003:

1. Subparagraph 5(f) of the Plan shall be deleted and the following shall be substituted therefor:

“(f) LEAVES OF ABSENCE. During a paid leave of absence approved by the Company and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2), a participant’s elected payroll deductions shall continue. If a participant takes an unpaid leave of absence that is approved by the Company and meets the requirements of Treasury Regulation Section 1.421-7(h)(2), then such participant may contribute amounts to the Plan in lieu of his elected payroll deductions in accordance with procedures established by the Committee; provided, however, that a participant’s contributions while on such an unpaid leave of absence may not exceed the total amount of payroll deductions that would have been made had such participant not taken such an unpaid leave of absence. If a participant takes a leave of absence that is not described in the preceding sentences of this subparagraph 5(f), then he shall be considered to have terminated his employment for purposes of the Plan. Further, notwithstanding the preceding provisions of this subparagraph 5(f), if a participant takes a leave of absence that is described in the first or second sentence of this subparagraph 5(f) and such leave of absence exceeds the Maximum Period, then he shall be considered to have terminated his employment for purposes of the Plan on the day immediately following the last day of the Maximum Period. For purposes of the preceding sentence, the term “Maximum Period” shall mean, with respect to a participant, the 90-day period beginning on the first day of the participant’s leave of absence; provided, however, that if the participant’s right to reemployment by the Company (or a parent or subsidiary corporation of the Company) is guaranteed either by statute or contract, then such 90-day period shall be extended until the last day upon which such reemployment rights are so guaranteed.”

2. Paragraph 8 of the Plan shall be deleted and the following shall be substituted therefor:

“8. TERMINATION OF EMPLOYMENT.

(a) TERMINATION OF EMPLOYMENT OTHER THAN BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates other than by retirement, death or disability as provided in subparagraph (b) below, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and option under the Plan shall terminate.

(b) TERMINATION OF EMPLOYMENT BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates by reason of such participant’s retirement (which shall mean a termination of employment for any reason after such participant has attained age 55) or due to such participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant’s personal representative in the event of the participant’s death, shall have the right to elect either to:

(1) withdraw the amount of the balance in the participant’s account under the Plan at the date of such participant’s termination of employment; or

(2) exercise such participant’s option for the purchase of Stock on the last day of the option period during which termination of employment occurs for the purchase of the number of full shares of Stock which the amount of the balance in the participant’s account under the Plan at the date of such participant’s termination of employment will purchase at the applicable option price (subject to subparagraph 5(e)), with any balance remaining in the participant’s account under the Plan to be returned to such participant or such personal representative.

The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (2) above, and promptly after the exercise so described in clause (2) above, all shares of Stock in such participant’s account under the Plan, as well as any balance remaining in such account, shall be distributed to the participant or such personal representative.”

3. The following new subparagraph (h) shall be added to paragraph 17 of the Plan:

“(h) DESIGNATION OF PERSONAL REPRESENTATIVE. Each participant shall have the right to designate an individual to be the participant’s personal representative in the event of such participant’s death for purposes of paragraph 8 of the Plan. Each such designation shall be made by executing the personal representative designation form prescribed by the Committee and filing such form with the Committee. Any such designation may be changed at any time by such participant by execution and filing of a new designation in accordance with this subparagraph 17(h).

If no personal representative designation is on file with the Committee at the time of the death of the participant or if such designation is not effective for any reason as determined by the Committee, the executor or administrator of the participant’s estate shall serve as such participant’s personal representative for purposes of paragraph 8 of the Plan.”

II.	Effective as of October 1, 2004, paragraph 8 of the Plan shall be deleted and the following shall be substituted therefor:

“8. TERMINATION OF EMPLOYMENT.

(a) TERMINATION OF EMPLOYMENT OTHER THAN BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates other than by retirement, death or disability as provided in subparagraph (b) below, his participation in the Plan automatically and without any act on his part shall terminate as of the date of the termination of his employment. The Company promptly will refund to him the amount of the balance in his account under the Plan, and thereupon his interest in the Plan and option under the Plan shall terminate.

(b) TERMINATION OF EMPLOYMENT BY RETIREMENT, DEATH OR DISABILITY. If the employment of a participant terminates by reason of such participant’s retirement (which shall mean a termination of employment for any reason other than cause (as defined below) after such participant has attained age 55) or due to such participant’s death or permanent and total disability (within the meaning of Section 22(e)(3) of the Code), then such participant, or such participant’s personal representative in the event of the participant’s death, shall have the right to elect either to:

(1) withdraw the amount of the balance in the participant’s account under the Plan at the date of such participant’s termination of employment; or

(2) exercise such participant’s option for the purchase of Stock on the last day of the option period during which termination of employment occurs for the purchase of the number of full shares of Stock which the amount of the balance in the participant’s account under the Plan at the date of such participant’s termination of employment will purchase at the applicable option price (subject to subparagraph 5(e)), with any balance remaining in the participant’s account under the Plan to be returned to such participant or such personal representative.

The participant or, if applicable, such personal representative, must make such election by giving written notice to the Committee at such time and in such manner as the Committee prescribes. In the event that no such written notice of election is timely received by the Committee, the participant or personal representative will automatically be deemed to have elected as set forth in clause (1) above, and the balance in such participant’s account under the Plan shall be promptly distributed to the participant or such personal representative. For purposes of this subparagraph (b), “cause” shall mean a termination of a participant’s employment because he is discharged for (A) fraud, theft or embezzlement committed against the Company or a subsidiary, affiliated entity or customer of the Company, (B) such participant’s willful misconduct in performance of the duties of his employment or (C) such participant’s final conviction of a felony.”

III.	As amended hereby, the Plan is specifically ratified and reaffirmed.

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